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                                                                     Exhibit 4.4

                               ITC/\DELTACOM, INC.
                              STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

     ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), hereby grants shares of its common stock, $.01 par value (the "Stock"), to the individual named below as the Holder, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the ITC/\DeltaCom, Inc. Stock Incentive Plan (the "Plan").

Grant Date:  _____________, 20__

Name of Holder: ________________________________________

Holder's Social Security Number:  _______-_______-______

Number of Shares of Stock Covered by Grant:  ___________

Purchase Price per Share of Stock:  $0.01

     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Holder:  _______________________________________________
                           (Signature)

Company: _______________________________________________
                           (Signature)

         Title: ________________________________________

Attachment

           This is not a stock certificate or a negotiable instrument.

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                               ITC/\DELTACOM, INC.
                              STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

Restricted Stock              This grant is an award of Stock in the number of
Transferability               shares set forth on the cover sheet, at the
                              purchase price set forth on the cover sheet, and subject to the vesting conditions described below
                              ("Restricted Stock"). Except as provided in the next sentence, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may your Restricted Stock be made subject to execution, attachment or similar process. You may transfer your Restricted Stock subject to the terms and conditions contained in this Agreement
                              (including the vesting conditions) by gift to one or more or your Family members or to a Family
                              Trust.

Definitions                   Capitalized terms not defined in this Agreement
                              are defined in the Plan, and have the meaning set forth in the Plan. The following additional terms have the meanings provided below:

                              "Service" means service by you as an employee, officer, director or consultant to the Company or an Affiliate. A change in your position or duties will not result in interrupted or terminated Service so long as you continue to be an employee, officer, director or consultant of the Company or an Affiliate.

                              "Cause" means, as determined by the Board and unless otherwise provided in an applicable employment agreement between you and the Company or an Affiliate, (i) your gross negligence or willful misconduct in connection with the performance of your duties, (ii) your conviction of a criminal offense (other than minor traffic offenses) or (iii) your material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement between you and the Company or an Affiliate.

Vesting Your right to the Stock under this Restricted Stock grant vests as to one third (1/3) of the total number of shares of Stock shown on the cover sheet on the Grant Date. An additional one third (1/3) of the shares of Stock under this Restricted Stock grant will become vested on each of the first

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                              and second anniversaries of the Grant Date,
                              provided you then continue in Service. One hundred percent (100%) of the total number of shares of Stock under this Restricted Stock grant will become vested upon your termination of Service due to your death or Disability.

                              The resulting aggregate number of vested shares will be rounded down to the nearest whole number of shares. You may not vest in more than the number of shares covered by this grant.

                              Except as otherwise may be provided for in an applicable employment agreement between you and the Company or an Affiliate, no additional shares of Stock will vest after your Service has terminated for any reason.

Right of Repurchase for       In the event that your Service terminates for any
Unvested Stock                reason other than because of your death or
                              Disability, except as otherwise may be provided for in an applicable employment agreement between you and the Company or an Affiliate, the Company will have the right to purchase all of the shares of Stock subject to this grant that have not yet vested (the "Repurchase Right"). If the Company fails to purchase such Stock within 90 days of your termination of Service, the Company's right to purchase such Stock will terminate. The purchase price for any Stock repurchased will be the price that you paid for those shares of Stock and will be paid in cash.

Termination for Cause         If your Service is terminated for Cause you shall
                              be required to forfeit to the Company an amount equal to the aggregate gain that you recognized pursuant to the vesting or exercise of Incentive
                              Awards during the twelve (12) month period preceding your termination of Service (the
                              "Look-back Period"). For this purpose the aggregate gain recognized by you is equal to the sum of: (i) the aggregate spread value of all Options exercised by you (including Options exercised by a Family member or Family Trust) during the Look-back Period, where the spread value is the difference between the fair market value of the Stock on the date of the Option exercise and the Option exercise price; (ii) the aggregate value of all shares of Restricted Stock owned by you that vested during the Look-back
                              Period, less the purchase price, if any, for the Restricted Stock and (iii) the aggregate value of all shares of Stock delivered to you pursuant to Restricted Units during the Look-back Period. Any amount required to be paid by you to the Company pursuant to this paragraph

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                              shall be reduced by any amount repaid by you to
                              the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

Escrow The certificates for the Restricted Stock will be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate will be accompanied by a duly executed Assignment Separate from Certificate in substantially the form attached hereto as Exhibit
                              A. The deposited certificates will remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as provided below.

                              All regular cash dividends on the Stock (or other securities at the time held in escrow) will be paid directly to you and will not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock will be delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements of this Agreement.

                              The shares of Stock held in escrow hereunder will be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

                              .    As your interest in the shares vests as
                                   described above, the certificates for such vested shares will be released from escrow and delivered to you, at your request, within thirty (30) days after each vesting date.

                              .    Upon termination of your Service, any
                                   escrowed shares in which you are vested on the termination date will be promptly released from escrow.

                              . If the Company should exercise its Repurchase Right with respect to any unvested shares held at the time in escrow hereunder, the escrowed certificates for such unvested shares will, concurrently with the payment of the purchase price for such shares of Stock, be

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                                   surrendered to the Company for cancellation,
                                   and you will have no further rights with respect to such shares of Stock.

                              . If the Company should elect not to exercise its Repurchase Right with respect to any shares held at the time in escrow hereunder, the escrowed certificates for such shares will be surrendered to you.

Withholding Taxes             You agree, as a condition of this grant, that you
                              will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company will have the right to require such payments from you, or to withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election        Under Section 83 of the Internal Revenue Code of
                              1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the Company's Repurchase
                              Right as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

                              YOU ACKNOWLEDGE THAT IT IS YOUR SOLE
                              RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b),

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                              EVEN IF YOU REQUEST THE COMPANY OR ITS
                              REPRESENTATIVES TO MAKE THIS FILING ON YOUR
                              BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN
                              ADVISERS WITH RESPECT TO THE DECISION AS TO
                              WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights              This Agreement does not give you the right to
                              be retained by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights            You have the right to vote the Restricted Stock
                              and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction will be deemed to be a part of the Restricted
                              Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments                   In the event of a stock split, a stock dividend or
                              a similar change in the Company stock, the number of shares covered by this grant will be adjusted
                              (and rounded down to the nearest whole number) in accordance with the Plan.

Legends All certificates representing the Restricted Stock issued in connection with this grant will, where applicable, have endorsed a legend substantially to the following effect:

                              "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR THE REGISTERED HOLDER'S PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

Applicable Law                This Agreement will be interpreted and enforced
                              under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer

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                              construction or interpretation of this Agreement
                              to the substantive law of another jurisdiction.

Consent to Electronic         The Company may choose to deliver certain
Delivery                      statutory materials relating to the Plan in
                              electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact
                              ________________ at ________________ to request
                              paper copies of these documents.

The Plan The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

    By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), _______________ (_________) shares of common stock of the Company represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint _____________ Attorney to transfer such shares of common stock on the books of the Company with full power of substitution in the premises.

     Dated: ____________, 20__


                                         _______________________________________
                                                      Printed Name

                                         _______________________________________
                                                        Signature

                         Spouse Consent (if applicable)

     _______________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of the common stock of the Company.


                                         _______________________________________
                                                        Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

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                                    EXHIBIT B

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE

     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

     1.   The name, address and social security number of the undersigned:

          Name: _________________________________________________________

          Address: ______________________________________________________

          _______________________________________________________________

          Social Security No.: ______________-______________-____________

     2. Description of property with respect to which the election is being made:

          ____________ shares of common stock, par value $.01 per share, of ITC/\DeltaCom, Inc., a Delaware corporation, (the "Company").

     3.   The date on which the property was transferred is _________ ___, 20__.

     4.   The taxable year to which this election relates is calendar year 20__.

     5.   Nature of restrictions to which the property is subject:

          The shares of stock are subject to the provisions of an Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

     6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $_________.

     7.   The amount paid by taxpayer for the property was $___________.

     8.   A copy of this statement has been furnished to the Company.

Dated: ____________, 20__

                                             ___________________________________
                                             Taxpayer's Signature

                                             ___________________________________
                                             Taxpayer's Printed Name

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                         PROCEDURES FOR MAKING ELECTION
                    UNDER INTERNAL REVENUE CODE SECTION 83(b)

          The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

          1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

          2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

          3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

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